FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of January 22, 2015, by and between PLANTRONICS, INC., a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of (i) that certain Credit Agreement between Borrower and Bank dated as of May 9, 2011 (as amended, restated, modified and/or supplemented from time to time, the "Credit Agreement") and (ii) that certain Revolving Line of Credit Note dated May 9, 2011 in the maximum principal amount of $100,000,000.00, executed by Borrower in favor of Bank (as amended, restated, modified and/or supplemented prior to the date hereof, the "Existing Note").

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.     Section 2.1 (a) of the Credit Agreement is hereby amended by deleting "May 9, 2017" as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date "May 9, 2018," with such change to be effective upon the execution and delivery to Bank of a promissory note dated as of January 22, 2015 (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

2.     Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

3.     Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

4.     This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

PLANTRONICS, INC.			WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Pam Strayer	By:	/s/ Marci Davis for
	Pamela Strayer		Lynette C. Fletcher
	Senior Vice President & Chief Financial Officer		Senior Vice President

GUARANTOR'S CONSENT AND REAFFIRMATION

The undersigned guarantor of all indebtedness of PLANTRONICS, INC., a Delaware corporation, to WELLS FARGO BANK, NATIONAL ASSOCIATION hereby: (i) consents to the foregoing Amendment; (ii) reaffirms its obligations under its Continuing Guaranty; (iii) reaffirms its waivers of each and every one of the defenses to such obligations as set forth in its Continuing Guaranty; and (iv) reaffirms that its obligations under its Continuing Guaranty are separate and distinct from the obligations of any other party under said Amendment, the Credit Agreement referred to therein, and the other Loan Documents described in the Credit Agreement.

Dated as of January 22, 2015

GUARANTOR:

FREDERICK ELECTRONICS CORPORATION

By:	/s/ Richard R. Pickard
Name:	Richard R. Pickard
Title:	Secretary